EXHIBIT 15

                             ARTHUR ANDERSEN LLP





To Jacobson Stores Inc.:

We are aware that Jacobson Stores Inc. has incorporated by reference in its Form S-8 Registration Statements File Nos. 033-53469, 333-31989 and 333-59031 and Form S-2 File No. 33-10532 its Form 10-Q for the quarter ended October 31, 1998, which includes our report dated November 13, 1998, covering the unaudited interim condensed consolidated financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.


                                         Very truly yours,



                                         /s/  Arthur Andersen LLP
                                         ------------------------
                                         ARTHUR ANDERSEN LLP

Detroit, Michigan
December 10, 1998